UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2014

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 16, 2014, the Registrant announced that it received a binding offer from The Carlyle Group to acquire its Ortho-Clinical Diagnostics business for $4.15 Billion.  The purchase price will be reduced at closing by approximately $0.2 billion, primarily for certain retained working capital, and will be subject to other customary adjustments.

The acceptance period for the offer will end on March 31, 2014, unless extended, and during that time Johnson & Johnson will consult with relevant works councils and trade unions. If the offer is accepted by Johnson & Johnson, the proposed transaction would be expected to close toward the middle of the year, pending fulfillment of certain conditions, including, but not limited to, the receipt of applicable anti-trust clearances and other customary closing requirements.

The Company will further discuss the contemplated transaction during its scheduled quarterly earnings meeting on January 21, 2014.

The related press release dated January 16, 2014 is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1        Johnson & Johnson press release dated January 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: January 17, 2014	By:	/s/ DOUGLAS K. CHIA
Douglas K. Chia
Secretary

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